Exhibit 99.1

NEWS RELEASE

Westell Technologies to Participate in the Drexel Hamilton Telecom,
Media, and Technology Conference

AURORA, IL, September 8, 2015 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announces it will present at the Drexel Hamilton Conference in New York City on September 10 at 9:40 a.m. EDT. To view the presentation, please visit http://www.westell.com/assets/Westell-Investor-Presentation-September-8-2015.pdf.
Representing Westell will be CEO Tom Gruenwald and CFO Tom Minichiello. The conference is being held at the W New York Hotel, 541 Lexington Avenue. Westell will also be hosting one-on-one meetings with investors throughout the day.
About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect. The Company's comprehensive set of products and solutions enable telecommunication service providers and other network operators to improve network performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

For additional information, contact:
Tom Minichiello
Chief Financial Officer
Westell Technologies, Inc.
+1 (630) 375 4740
tminichiello@westell.com